EXHIBIT 10.1

BRANDING AGREEMENT

THIS BRANDING AGREEMENT
(the “
Agreement
”), with an effective date of February 28, 2020 (the “
Effective Date
”), is entered into by and between Good Hemp, Inc. (the “
Company
”) and Spire Holdings, LLC (“
Spire
”). Each of the Parties to this Agreement is individually referred to herein as a “Party” and collectively as the “Parties.”

WHEREAS:

A.	Spire possesses the rights to the NASCAR Cup Series No. 77 entry automobile, team and drivers (the “
Car
”), as well as rights to provide brand promotion at Track Enterprises racing events across the United States and Rapid City Rush ECHL Hockey home games;

B.	The Company desires to retain Spire to use its assets described in Exhibits A through E attached hereto to promote the Company’s Good Hemp brand of beverages on the terms and conditions stated herein; and

C.	The Parties agree that this Agreement reflects the entire understanding and agreements between the Parties hereto regarding the subject matter hereof.

AGREEMENT
:

In consideration of the foregoing and of the mutual promises set forth herein, and intending to be legally bound, the Parties hereto agree as follows:

1.
Sponsorship
. Spire shall provide the Company rights to the following, on a best effort’s basis subject to NASCAR and network television approval (the “Approval”):

a.	Seven (7) primary sponsorships on the Car pursuant to the Primary Sponsorship Company branding plans attached hereto as Exhibit A , and for the dates set forth in Exhibit B .

b.	Twenty-Five (25) associate or secondary sponsorships on the Car for the dates set forth in Exhibit B.

The Company understands that hemp brands have not been accepted to date by NASCAR and agrees that the Sponsorship outlined in Section 1(a) and 1(b) is subject to Approval. The Company further agrees that Compensation defined in Section 2 is not subject to Approval and Spire will not be held responsible if the Good Hemp brand is not accepted for Approval. In the event Approval is not obtained, Spire will continue a best efforts basis, to periodically seek Approval with NASCAR to fulfill the Sponsorship outlined in Section 1(a) and 1(b).

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Spire shall also provide the Company rights to the following:

a.	Sponsorship at thirty (30) Track Enterprises racing events set forth in Exhibit C , pursuant to the Company branding plans attached hereto as Exhibit D .

b.	“Home” sponsorship of Rapid City Rush ECHL Hockey games for twelve months pursuant to the Company branding plans attached hereto as Exhibit E .

2.
Compensation
. The Company shall pay Spire a sponsorship fee consisting of 6,000,000 shares of Company common stock (the “
Shares
”). During the term of this Agreement, and for five (5) years thereafter, if the Company issues William Alessi or Chris Chumas additional shares of capital stock in conversion of their promissory notes (the “
Alessi or Chumas Issuance
”), the Company shall immediately issue Spire (the “
Antidilution Issuance
”) an additional number of shares of Company common stock such that Spire’s percentage ownership of the Company after the Alessi or Chumas Issuance will be the same as Spire’s percentage ownership of the Company prior to the Alessi or Chumas Issuance. Shares will be issued to Company pursuant to the attached Exhibit F.

3.
Piggyback Registration Rights
. If the Company files a registration statement with the United States Securities and Exchange Commission (the “
SEC
”) registering shares of common stock held by its shareholders for resale (“
Resale Registration
”), the Resale Registration shall register a number of Spire shares equal to the following: the total number of outstanding shares registered for resale multiplied by (a) the number of shares held by Spire divided by (b) the number of outstanding shares of the Company, rounded up to the nearest share. As an example for clarity, if 6,000,000 shares were held by Spire, 7,500,000 shares were held by William Alessi, 7,500,000 shares were held by Chris Chumas, a total of 22,500,000 shares of Company stock were outstanding, and the Company filed a registration statement with the SEC registering 9,000,000 shares for sale by the Company, and 1,000,000 shares for resale by the Company’s existing shareholders, 266,667 of the 1,000,000 shares registered for resale would be registered for Spire.

4.
Spire's Business Activities
. For six months following the termination of all of the sponsorship rights provided to the Company hereunder, Spire shall not offer sponsorship rights to any other business engaged in the production or distribution of hemp or cannabis products unless mutually agreed to in writing by both Parties.

5.
Patent Rights, Invention and Intellectual Property
. The Company hereby grants Spire a limited non-exclusive, license to use the Company’s branding in connection with the sponsorship rights granted to the Company hereunder. All rights, title and interest to any and all inventions, discoveries, data, biological materials or software arising from any work or research conducted under this Agreement, whether or not patentable, shall belong to the Company, and Spire hereby covenants and agrees to fully cooperate in the execution of any documents (whether an assignment of intellectual property to the Company or otherwise) which may be at any time requested by Company.

6.
Indemnification
. Each Party hereby indemnifies and agrees to defend and hold harmless the other from and against any and all claims, demands and actions, and any liabilities, damages or expenses resulting therefrom, including court costs and reasonable attorneys' fees, arising out of any breach of this Agreement or the representations and warranties made by the Parties. The Parties' obligations under this Paragraph 6 hereof shall survive the termination, for any reason, of this Agreement.

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7.
Compliance with Securities Laws
. The Parties understand and agree that any and all shares being issued to Spire hereunder are being issued solely in consideration of the sponsorship rights being provided to Spire to the Company hereunder, and that Spire’s relationship with the Company does not involve the promotion or marketing of the Company’s securities (including its common stock), nor does it involve raising money for the Company.

8.
Attorney's Fees
. Should either Party hereto, or any heir, personal representative, successor or assign of either Party hereto, resort to litigation to enforce this Agreement, the Party or Parties prevailing in such litigation shall be entitled, in addition to such other relief as may be granted, to recover its or their reasonable attorneys' fees and costs in such litigation from the Party or Parties against whom enforcement was sought, subject to the provisions of Paragraph 20.

9.
Entire Agreement
. This Agreement contains the entire understanding and agreement between the Parties hereto with respect to its subject matter and supersedes any prior or contemporaneous written or oral agreements, representations or warranties between them respecting the subject matter hereof.

10.
Amendment
. This Agreement may be amended only by a writing signed by Spire and by a representative of the Company duly authorized.

11.
Severability
. If any provision of this Agreement, as applied to either Party or to any circumstances, shall be adjudged by a court to be void or unenforceable, the same shall be deemed stricken from this Agreement and shall in no way affect any other provision of this Agreement or the validity or enforceability of this Agreement. In the event any such provision (the “
Applicable
Provision
”) is so adjudged void or unenforceable, Spire and the Company shall take the following actions in the following order: (i) seek judicial reformation of the Applicable Provision; (ii) negotiate in good faith with each other to replace the Applicable Provision with a lawful provision; and (iii) have an arbitration as provided in Paragraph 20 hereof determine a lawful replacement provision for the Applicable Provision; provided, however, that no such action pursuant to either of clauses (i) or (iii) above shall increase in any respect Spire’s obligations pursuant to the Applicable Provision.

12.
Rights Cumulative
. The rights and remedies provided by this Agreement are cumulative, and the exercise of any right or remedy by either Party hereto (or by its successors), whether pursuant to this Agreement, to any other agreement, or to law, shall not preclude or waive its right to exercise any or all other rights and remedies.

13.
Nonwaiver
. No failure or neglect of either Party hereto in any instance to exercise any right, power or privilege hereunder or under law shall constitute a waiver of any other right, power or privilege or of the same right, power or privilege in any other instance. All waivers by either Party hereto must be contained in a written instrument signed by the Party to be charged and, in the case of the Company, by an executive officer of the Company or other person duly authorized by the Company.

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14.
No Mitigation
. In the event this Agreement is terminated for any reason prior to its expiration, Spire shall not be required to mitigate damages hereunder, nor shall the Company be entitled to offset from any sums owing to Spire under the terms of this Agreement.

15.
No Implied Contract
. The Parties intend to be bound only upon execution of this Agreement and no negotiation, exchange or draft or partial performance shall be deemed to imply an agreement. Neither the continuation of the provision of sponsorship rights by Spire nor any other conduct shall be deemed to imply a continuing agreement upon the expiration of this Agreement.

16.
Execution of the Agreement
. The parties executing this Agreement on behalf of the Company and Spire have the requisite corporate power and authority to enter into and carry out the terms and conditions of this Agreement, as well as all transactions contemplated hereunder. All corporate proceedings have been taken and all corporate authorizations and approvals have been secured which are necessary to authorize the execution, delivery and performance by each of the Parties to this Agreement. This Agreement has been duly and validly executed and delivered by the Company and Spire and constitutes the valid and binding obligations of the Company and Spire, enforceable in accordance with the respective terms. Upon complete execution of this Agreement, this Agreement, will constitute the valid and binding obligations of each of the Parties, and will be enforceable in accordance with its terms.

17.
Confidentiality
.

(a) For purposes of this Agreement, “
Protected Information
” subject to the provisions of Paragraph 17(b) means: (a) all work product; and (b) all trade secrets or other confidential or proprietary information owned, developed or possessed by the Company or any of its affiliates, whether in tangible or intangible form, pertaining to the business of the Company or any of its affiliates, including, without limitation, research and development operations, systems, databases, computer programs and software, designs, models, operating procedures, knowledge of the organization, products (including process, costs, sales or content), processes, techniques, machinery, contracts, financial information or prospective customers, identities or individual contacts of business entities which are customers or prospective customers, preferences, business or habits and business relationships, whether developed prior to the date of this Agreement or hereafter, and made known to Spire, whether or not developed, devised or otherwise created in whole or in part by Spire's efforts, by reason of Spire's agreement with the Company.

(b) Notwithstanding Paragraph 17(a), Protected Information will not include information which: (a) at or prior to the time of disclosure by the Company to Spire was already known to Spire (as evidenced in writing), except to the extent unlawfully appropriated; (b) at or after the time of disclosure by the Company to Spire becomes generally available to the public other than through any act or omission on Spire's part; or (c) Spire receives from a third party free to make such disclosure without breach of any legal obligation.

(c)
No Unauthorized Use or Disclosure of Protected Information
.

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(i) For two years following the Effective Date, Spire agrees that it will maintain the Protected Information in strict confidence and shall use the Protected Information only for the purposes set forth in this Agreement.

(ii) For two years following the Effective Date, Spire agrees that it will not: (i) use or disclose any Protected Information in contravention of the Company's policies or procedures made known to Spire; (ii) use or disclose any Protected Information in contravention of any lawful instruction or directive, either written or oral, of any Company employee; (iii) use or disclose any Protected Information in contravention of any duty existing under law or contract; (iv) use or disclose any Protected Information knowingly to the detriment of the Company; (v) use or disclose any Protected Information to any third party without the express written consent of the Company; (vi) use or disclose any Protected Information for a purpose other than for which Spire is authorized under this Agreement; or (vii) otherwise take any action inconsistent with the Company's measures to protect its interests in the Protected Information, or any action which would constitute or facilitate the unauthorized use or disclosure of Protected Information.

(d) Promptly upon the termination of the sponsorship rights under this Agreement, or any time at the request of the Company, Spire will deliver to the Company all property or materials within Spire's possession or control which belong to the Company or its affiliates or which contain or are based upon Protected Information (including notes, presentations, reports, charts, spreadsheets and other documents which contain or reflect Protected Information).

(e) If Spire is required to disclose any Protected Information pursuant to any applicable statute, regulation, order, subpoena or document discovery request, Spire may do so, provided that prior written notice of such disclosure is furnished to the Company as soon as practicable in order to afford the Company an opportunity to seek a protective order.

18.
Successors and Assigns
. Subject to the other provisions of this Agreement, the rights and obligations of the Company under this Agreement shall be binding on and inure to the benefit of the Company, its successors and permitted assigns. The rights and obligations of Spire under this Agreement shall be binding on and inure to the benefit of the heirs and legal representatives of Spire.

19.
Agreement to Perform Necessary Acts
. Spire and the Company agree to perform any further acts and execute and deliver any documents that may be reasonably necessary to carry out the provisions of this Agreement.

20.
Assignment
. Spire may not assign this Agreement without the Company's prior written consent. This Agreement may be assigned by the Company in connection with a merger, corporate reorganization or sale of all or substantially all of its assets, and in other instances with Spire's consent which consent shall not be unreasonably withheld or delayed. Shares issuable to Spire under this Agreement shall be assignable at the discretion of Spire.

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21.
Notices
: Any notice required or permitted to be given hereunder shall be in writing and shall be mailed or otherwise delivered in person or by facsimile transmission to such address or facsimile telephone number as the Party shall have furnished in writing to the other Party.

22.
Governing Law
. This Agreement and all matters or issues collateral thereto shall be governed by the laws of the State of North Carolina applicable to contracts entered into and performed entirely therein.

23.
Facsimile Certification
. A facsimile copy of this Agreement signed by any and/or all Parties shall have the same binding and legal effect as an original of the same.

24.
Counterparts
. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one in the same instrument. Regardless of whether this Agreement is executed in one or more counterparts, each such counterpart may be executed by actual or facsimile signature(s).

[signature page follows]

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IN WITNESS WHEREOF, this Agreement has been executed by the Parties as of the date first above written.

THE COMPANY: G ood Hemp, Inc.

Date: 2/27/2020	By:	/s/ William Alessi
	Name:	William Alessi
	Title:	Chief Executive Officer

SPIRE: Spire Holdings, LLC

Date: 2/27/2020	By:	/s/ TJ Puchyr
	Name:	TJ Puchyr
	Title:	Managing Member

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EXHIBIT
A

Primary Sponsorship Assets

Spire Motorsports
No. 77 Entry
NASCAR Cup Series

•	Primary sponsorship of No. 77 entry including design rights and branding on hood, quarter-panels, T.V. panel and roof-strip
•	Marketing rights to team and driver through 12/31/2020
•	Race day hospitality package for 8 guests (NASCAR Hot Pass Credentials)
•	Two rotating seats on pit box during race
•	Private access to race day activities including guided garage and hauler tour
•	Private meet & greet with driver on race day
•	Team and driver social media support throughout race weekend
•	Public relations support throughout race weekend
•	Sponsorship press release to endemic motorsports media before event
•	Photo opportunity with car and driver on pit road pre-race

EXHIBIT
B

Sponsorships Races and Dates

Spire Motorsports
No. 77 Entry
NASCAR Cup Series

PRIMARY

1.	Atlanta 3/15/2020
2.	Miami 3/22/2020
3.	Texas 3/29/2020
4.	Martinsville 5/9/2020
5.	Charlotte All Star 5/16/2020
6.	Richmond 9/12/2020
7.	Texas 10/25/2020

ASSOCIATE

1.	Bristol 4/5/2020
2.	Richmond 4/19/2020
3.	Talladega 4/26/2020
4.	Dover 5/3/2020
5.	Kansas 5/31/2020
6.	Michigan 6/7/2020
7.	Sonoma 6/14/2020
8.	Chicago 6/21/2020
9.	Pocono 6/27/2020
10.	Pocono 6/28/2020
11.	Indianapolis 7/5/2020
12.	Kentucky 7/11/2020
13.	New Hampshire 7/19/2020
14.	Michigan 8/9/2020
15.	Watkins Glen 8/16/2020
16.	Dover 8/23/2020
17.	Daytona 8/29/2020
18.	Darlington 9/6/2020
19.	Bristol 9/19/2020
20.	Las Vegas 9/27/2020
21.	Talladega 10/4/2020
22.	Charlotte 10/11/2020
23.	Kansas 10/18/2020
24.	Martinsville 11/1/2020
25.	Phoenix 11/8/2020

EXHIBIT
C

Track Enterprises Events

1.	Pensacola 3/13/2020
2.	Terre Haute 4/26/2020
3.	Kansas City 5/1/2020
4.	Pevely 5/2/2020
5.	Nashville 5/2/2020
6.	Terre Haute 5/20/2020
7.	Terre Haute 5/21/2020
8.	Indianapolis 5/22/2020
9.	Sun Prairie 5/31/2020
10.	Terre Haute 6/6/2020
11.	Milwaukee 6/14/2020
12.	Wilmot 6/21/2020
13.	Indianapolis 7/3/2020
14.	Eldon 7/3/2020
15.	Greenwood 7/9/2020
16.	Elko 7/11/2020
17.	Terre Haute 7/12/2020
18.	Nashville 7/18/2020
19.	Terre Haute 7/29/2020
20.	Madison 8/2/2020
21.	Madison 8/7/2020
22.	Terre Haute 8/16/2020
23.	Springfield 8/22/2020
24.	Springfield 8/23/2020
25.	Duquoin 9/5/2020
26.	Duquoin 9/6/2020
27.	Terre Haute 9/18/2020
28.	Nashville 10/31/2020
29.	TBD
30.	TBD

EXHIBIT
D

Track Enterprise Assets

1.	Banners
2.	Sampling (where permissible)
3.	Activation Space
4.	Social Media Integration
5.	Product Sales (where permissible)
6.	P.A. Announcements

EXHIBIT
E

Rapid City Rush Assets

1.	Social Media Integration
2.	Product Activation
3.	Website Placement
4.	Marketing Strategy around Rush

EXHIBIT F

SPIRE HOLDINGS LLC